SECURITIES AND EXCHANGE COMMISSION

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                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                           WIRELESS HOLDINGS, INC.
              (Exact Name of Small Business Issuer in its Charter)


        FLORIDA                      ----                    26-0067474
(State of Incorporation)       (Primary Standard        (IRS Employer ID No.)
                             Classification Code)


                               423 NE 20th STREET
                              BOCA RATON, FL 33431
                                 (561) 347-9220
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                   Joseph Hess
                               423 NE 20th STREET
                              BOCA RATON, FL 33431
                                 (561) 347-9220
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                              FREEHOLD, NEW JERSEY
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE




                                                  Amount to be    Proposed Maximum  Proposed Maximum
                                                  Registered      Aggregate         Aggregate          Amount of
Title of Each Class Of                            Offering Price  Offering Price                       Registration fee
securities to be Registered                                       per share

Common Stock of par value $0.001 per share          226,250        $0.20            $45,250.00         $4.16

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.20 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER     , 2003

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                                   PROSPECTUS

                             WIRELESS HOLDINGS, INC.

                                 226,250 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 226,250 shares of our common stock can be sold by selling security holders at a fixed price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date Of This Prospectus Is: October    , 2003

                                TABLE OF CONTENTS

                                                                            PAGE
Summary
Risk Factors                                                                  1
Use of Proceeds                                                               4
Determination of Offering Price                                               5
Dilution                                                                      5
Selling Shareholders                                                          5
Plan of Distribution                                                          7
Legal Proceedings                                                             7
Directors, Executive Officers, Promoters and Control Persons                  8
Security Ownership of Certain Beneficial Owners and Management                8
Description of Securities Interests of Named Experts and Counsel              9
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                                  10
Organization Within Last Five Years                                          10
Description of Business                                                      10
Plan of Operation                                                            13
Description of Property                                                      15
Certain Relationships and Related Transactions                               15
Market for Common Equity and Related Stockholder Matters                     15
Executive Compensation                                                       16
Available Information                                                        16
Index to Financial Statements                                                F
Changes in and Disagreements with Accountants Disclosure


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Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                ABOUT OUR COMPANY

We were incorporated on June 4, 2003 under the laws of the State of Florida and we commenced operations for the purposes of evaluating, structuring, and completing a merger with or acquisition of, prospect consisting of private companies, partnerships, or sole proprietorships in the United States that operate in the wireless industry. On June 22, 2003, we acquired all of the shares of Action Wireless, Inc., a Florida corporation, from Joseph Hess and William Gundlach, the shareholders of Action Wireless, Inc. in consideration for the issuance of 1,000,000 shares of our common stock to the Action Wireless, Inc. shareholders pursuant to a Stock Purchase Agreement and Share Exchange Between Action Wireless, Inc. and us. Pursuant to the Agreement, Action Wireless, Inc. became our wholly owned subsidiary. Until this merger our activities had been limited to actions related to our organization and we conducted virtually no business operations. Now, through our subsidiary, we resell high-quality wireless voice and data communications products and services. Our principal offices are located at

Our subsidiary, Action Wireless, Inc. is a reseller of a comprehensive suite of high-quality wireless voice and data communications products and services. We currently have agency agreements in place with a number of carriers such as T-Mobile and metroPCS. These affiliations allow us the opportunity to satisfy a vast array of customer needs. Our customers purchase a variety of products, pricing plans, including national, regional and local rate plans as well as prepaid service plans. Our voice and data offerings are tailored to meet the communications needs of individuals, local and regional businesses. The marketing and distribution plans for our services are further targeted to the specific geographic and demographic characteristics of the south Florida markets.

Summary Financial Data

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the period from inception to December 31, 2001 and December 31, 2002 are derived from our audited Financial Statements. Balance sheet data at December 31, 2002 December 31, 2002 are derived from our audited financial statements. The operating results for the nine months ended September 30 are not necessarily indicative of the results to be expected for the full year or for any future period.


                                        Year Ended             Year Ended      Nine Months Ended
                                      December 31,           December 31,          September 30,
                                              2002                   2001                   2003
STATEMENT OF OPERATIONS
Revenues                                    67,712                 90,440                 28,085
Net Income                                   3,288                  1,750                (4,695)
Total Operating Expenses                    25,593                 44,530                 16,644
Accumulated Deficit                        (9,852)                (3,372)               (14,547)



                                             As of                  As of                  As of
                                        Year Ended             Year Ended      Nine Months Ended
                                      December 31,           December 31,          September 30,
                                              2002                   2002                   2003

BALANCE SHEET DATA
Cash                                         1,694                      -                 21,928
Total Current Assets                         4,103                  4,760                 38,818
Total Assets                                 4,187                 11,824                 61,067
Total Liabilities                              463                  1,620                  7,963
Stockholders Equity (deficit)                3,724                 10,204                 37,779

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to us and not to the selling stockholders.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR EVEN MAINTAIN OUR BUSINESS OPERATIONS.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations. If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US AND THEREFORE WE MAY NOT SURVIVE IF WE MEET SOME OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A START UP COMPANY.

We were incorporated on June 4, 2003 and our wholly owned subsidiary, Action Wireless, Inc. was incorporated on May 3, 2000. To date, we have not undertaken any significant operations. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our business plan. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base and expanding our resale services.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

TECHNOLOGICAL ADVANCEMENTS COULD BRING ADDED COMPETITION TO OUR SERVICE LINE WHICH MAY LIMITED OUR ABILITY TO EXPAND OUR OPERATIONS

Future advancements in wireless communications services such as cellular and PCS could create new or lower cost services that would compete with our existing service offerings. Additional competition could result in reductions in our subscriber base, declining revenues and smaller operating margins. Narrowband PCS, providing advanced messaging capabilities, and broadband PCS, providing wireless phone service along with paging capabilities, could both affect our subscriber base as service becomes more prevalent and prices fall. We cannot provide any assurance that we will be able to introduce new and competitive services in a timely fashion, if at all, nor can we represent that our margins, inventory costs or cash flows will be unaffected by these developments.

INDUSTRY COMPETITORS AND ONGOING CONSOLIDATION COULD IMPAIR OUR ABILITY TO INCREASE OUR SUBSCRIBER BASE WHICH WOULD RESULT IN LOW EARNINGS.

The telecommunications industry is extremely competitive. Some of our competitors, which include local, regional and national paging companies, possess greater financial, technical and other resources than we do and may therefore be better able to complete strategic business acquisitions or to compete for subscribers in the one-way paging marketplace. Moreover, some of our competitors currently offer broader network coverage than that provided by our systems and some follow a low-price discounting strategy to expand their market shares.

The paging industry has experienced, and will continue to experience, consolidation due to factors that favor larger, multi-market paging companies, including:

     o    the ability to obtain additional radio spectrum;
     o    greater access to capital markets and lower costs of capital;
     o broader geographic coverage of paging systems; o economies of scale in the purchase of capital equipment;
     o    operating efficiencies due to scale; and
     o    better access to executive personnel.

WE MAY NOT BE ABLE TO IDENTIFY, FINANCE OR INTEGRATE SUITABLE BUSINESSES TO ACQUIRE. THIS WOULD IMPAIR OUR ABILITY TO EXECUTE OUR BUSINESS PLAN FOR GROWTH AND REMAIN COMPETITIVE.

A key element of our longer term business strategy is to diversify our business and product lines through acquisitions of companies with businesses that will complement and enhance our own. A variety of wireless one-way and two-way communication technologies, including cellular telephone service, personal communications services, enhanced specialized mobile radio, low-speed data networks, mobile satellite services and advanced two-way paging services, are currently in use or under development. Although those technologies are generally higher-priced than one-way paging service or not yet commercially available, technological improvements are creating increased capacity and demand for wireless two-way communication. Accordingly, our business strategy contemplates targeted acquisitions of complementary communications businesses. However, we cannot assure investors that we will be able to successfully diversify our business or incorporate new technologies so as to keep our product and service offerings competitive. Because we do not have extensive cash resources or an acquisitions line of credit available to us, it may be difficult for us to respond to changes in technology because we cannot pay for or finance the purchase of new equipment or services. If we do not make acquisitions on economically acceptable terms and integrate acquired businesses successfully, our future growth and financial performance will be limited. In addition, the process of integrating acquired businesses may involve unforeseen difficulties and/or require a disproportionate amount of our time, attention and resources from time to time. We may not achieve some of the expected benefits of acquisitions that we may execute if the existing operations of such companies are not successfully integrated with our own in a timely manner. Even if integrated in a timely manner, there can be no assurance that our operating performance after acquisitions will be successful or will fulfill management's objectives.

The integration of businesses we acquire will require, among other things, coordination of administrative, sales and marketing, distribution and accounting and finance functions and expansion of information and management systems. The integration process could cause the interruption of the activities of the two businesses or the diversion of attention and resources from the businesses' primary operational goals. The difficulties of such integration may initially be increased by the necessity of coordinating geographically separate organizations and integrating personnel with disparate business backgrounds and corporate cultures. We may not be able to retain key employees. The process of integrating newly acquired businesses may require a disproportionate amount of time and attention of our management and financial and other resources and may involve other, unforeseen difficulties.

The success of our growth strategy will also depend on numerous other contingencies beyond our control, including national and regional economic conditions, interest rates, competition, changes in regulation or technology and our ability to attract and retain skilled employees. As a result, we cannot assure investors that our growth and business strategies will prove effective or that we will achieve our goals.

GOVERNMENT REGULATION MAY MAKE OUR OPERATIONS MORE DIFFICULT AND COSTLY.

Our business is dependent on FCC licenses that may not be renewed, which would result in a significant reduction in our business. These licenses have varying terms of up to 10 years, at the end of which renewal applications must be made to and reviewed by the FCC. Renewals are typically granted by the FCC upon a demonstration of compliance with FCC regulations and of adequate service to the public. Although we are unaware of any circumstances which would prevent the grant of any pending or future renewal applications, we cannot assure investors that any of our renewal applications will be free of challenge. There may be competition for the radio spectrum associated with our FCC licenses at the time they expire, which could increase the chances of third party interventions in the renewal proceedings. We cannot assure investors that our applications for renewal of our FCC licenses will be granted. Future changes in regulatory environment may adversely affect our business, making it harder or more expensive to run our business. The wireless communications industry is subject to regulation by the FCC and various state regulatory agencies. From time to time, legislation and regulations which could potentially adversely affect us are proposed by federal and state legislators. We cannot assure investors that federal or state legislation or regulations will not be adopted that would adversely affect our business by making it harder or more expensive to conduct our operations.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to increase the number of destinations featured on our site and our products offered. Ultimately the expansion of our products and featured destinations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

The internet and the online commerce industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or emerging industry standards. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of Joseph Hess, our sole officer and director, and our Success depends on the continued efforts of such individual to manage our business operations. At the present time, Mr. Hess devotes approximately twenty hours per week to the business affairs of the company. The loss of the services of Mr. Hess could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

JOSEPH HESS'S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Joseph Hess beneficially owns approximately 97.43% of our common stock. Accordingly, for as long as Mr. Hess continues to own more than 50% of our common stock, she will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations.

Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker- dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

     - Make a suitability determination prior to selling a penny stock to the purchaser;
     -    Receive the purchaser's written consent to the transaction; and
     -    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our Regulation D Rule 506 private placement in August 2003.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes listed on a public exchange, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

                              SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 48,750 shares of our common stock sold to 36 shareholders. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. On September 1, 2003, our directors and shareholders approved a 3-1 forward split of our outstanding common shares increasing the amount of shares owned by these investors to 146,250; 50,000 shares of the shares received by William Gundlach pursuant to the stock purchase and share exchange agreement with Action Wireless, Inc. and issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and 10,000 shares issued to Anslow & Jaclin, LLP in August 2003 for services rendered to us and issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. Such shares were subsequently increased to 30,000 shares pursuant to the 3-1 forward split undertaken by us.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 28, 2003 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


                                                           Shares of
Name of selling stockholder           Shares of common      common        Shares of common  Percent of
                                     Stock owned prior    stock to be     stock owned       common stock
                                       to offering(1)      sold (1)       after offering    owned after offering
--------------------------------------------------------------------------------------------------------------
William Gunlach                          600000             50000               550000              1.82%
Anslow & Jaclin, LLP                      30000             30000                    0              0
Lester Glaser                              1000              1000                    0              0
Richard Glaser                             1000              1000                    0              0
Alexander Lichtman                         1250              1250                    0              0
Max Lichtman                               1250              1250                    0              0
Scott Shiffman                             1000              1000                    0              0
Frank Greenerg                             1000              1000                    0              0
Victor Rones                               1000              1000                    0              0
Robert Gordon                              1000              1000                    0              0
Scott W. Costin                            1000              1000                    0              0
Harris Millman                             1000              1000                    0              0
Kenneth Greenberg                          2500              2500                    0              0
Nancy Greenberg                            2500              2500                    0              0
Shirley Ryan                               1000              1000                    0              0
Charles W. Randall                         1000              1000                    0              0
Beverley A. Black                          1000              1000                    0              0
Kevin F. Feldman                           2500              2500                    0              0
April Gorndt                               1500              1500                    0              0
Robert F. Foltz                            2500              2500                    0              0
Jim Janik                                   500               500                    0              0
Sharon B Verea                              500               500                    0              0
Paul Hundredmark                            500               500                    0              0
Andrea L. Hundredmark                       500               500                    0              0
Brian P. Smith                             1250              1250                    0              0
Brandon Miller                             1000              1000                    0              0
Hattie Harvey                               500               500                    0              0
Michael W. Haber                            500               500                    0              0
Kristen M. Kupfer                           500               500                    0              0
June B Hess                                 500               500                    0              0
F. Houston Galloway                         500               500                    0              0
 & Cathy R. Botkin
Jeffrey L. Shaffer                         1000              1000                    0              0
Michael L. Mannix                          1000              1000                    0              0
Chad C. Kelley                             2500              2500                    0              0
Jada Sims Kelley                           2500              2500                    0              0
S. A. Kelley                               2500              2500                    0              0
Lenore J &                                 5000              5000                    0              0
Earl J Cantin
Richard Rosser                             2500              2500                    0              0

                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $.20 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.


                                LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of October 28, 2003 are as follows:


NAME                                 AGE        POSITION
----                                 ---        -------------------------------
Joseph Hess                                     President, Chief Financial Officer, Chief Executive
                                                Officer, Secretary, Treasurer

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Joseph P. Hess has served as our sole officer and director since inception. Prior to joining us, Mr. Hess co-founded Autobex, Inc. which a business-to business internet exchange for the automotive industry. In such capacity he secured a strategic relationship with the industry's leading ERP provider, ADP, and ultimately merged Autobex with their largest customer. Mr. Hess currently serves as a Division President where he has responsibility for the e-commerce sales channel, a technology based purchasing co-operative, and the company's supply chain of non-financial products and services. Prior to co-founding Autobex, Mr. Hess was Director of purchasing at AutoNation from May 1999 to April 2000, North America's largest retailer with 412 dealerships, responsible for supply chain strategies including the development of an internal network of distribution centers and an e-commerce platform. Before joining AutoNation from March 1993 to May 1999, Mr. Hess held a variety of p&l, sales and operational management positions for Genuine Parts Company's NAPA Auto Parts retail and distribution divisions.

Mr. Hess is a South Florida native and graduate of Stetson University, located in Deland, Florida, where he received his Bachelor of Business Administration and Masters of Business Administration degrees. Mr. Hess is a member of Leadership Broward, and actively involved with Junior Achievement, is a board member of Cystic Fibrosis, co-chairs a $100,000 event, Cardinal Gibbons Alumni, is a board member and VP, and the Cooperative Feeding Program.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of October 28, 2003, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                      Name and Address          Amount and Nature      Percent
Title of Class        of Beneficial Owner       of Beneficial Owner    of Class
--------------        -------------------       -------------------    --------
Common Stock          Joseph Hess               29,400,000              97.43%


The percent of class is based on 30,176,250 shares of common stock issued and outstanding as of October 28, 2003.

                            DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common and Preferred Stock

As at the date of this registration statement, 30,176,250 shares of common stock are issued and outstanding and held by 39 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. On September 1, 2003, our directors and shareholders approved a 3-1 forward split of our outstanding common shares increasing the amount of outstanding shares to 30,176,250.


Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of blank check preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Anslow & Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP owns a total of 30,000 shares of our common stock which is being registered as part of this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Jewett Schwartz & Associates, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on June 4, 2003 in the State of Florida. Our wholly-owned subsidiary, Action Wireless, Inc. was organized as a corporation in the State of Florida on May 3, 2000. On June 22, 2003, we acquired all of the shares of Action Wireless, Inc., a Florida corporation, from Joseph Hess and William Gundlach, the shareholders of Action Wireless, Inc. in consideration for the issuance of 1,000,000 shares of our common stock to the Action Wireless, Inc. shareholders pursuant to a Stock Purchase Agreement and Share Exchange Between Action Wireless, Inc. and us. Pursuant to the Agreement, Action Wireless, Inc. became our wholly owned subsidiary. The purpose for this merger with Action Wireless, Inc. was to acquire an operating company which we believed has a successful business plan.

                             DESCRIPTION OF BUSINESS

We are a reseller of a comprehensive suite of high-quality wireless voice and data communications products and services. We currently have agency agreements in place with a number of carriers such as T-Mobile and metroPCS. These affiliations allow us the opportunity to satisfy a vast array of customer needs. Our customers purchase a variety of products, pricing plans, including national, regional and local rate plans as well as prepaid service plans. Our voice and data offerings are tailored to meet the communications needs of individuals, local and regional businesses. The marketing and distribution plans for our services are further targeted to the specific geographic and demographic characteristics of the south Florida markets.

Wireless messaging services

We provide paging and other wireless messaging services for one-way paging service and equipment to customers directly as a reseller. We offer our customers both new and refurbished equipment.

Voice Services

We offer a variety of product and service packages that are designed to meet the needs of various consumer and business user segments. These plans have great diversity in price, minutes, calling scope and features.

Postpaid Service

Consumer service is generally offered on a contract basis for one or two year periods. Under the terms of these contracts, service is provided and billed on a monthly basis according to the applicable pricing plan chosen. Our supplier's services include basic local wireless communications service, long distance service and roaming services. In addition to basic wireless voice telephony services, we offer many products with enhanced features such as caller ID, call waiting, call forwarding, three-way calling, no answer/busy transfer and voice mail.

Prepaid Service.

We offer prepaid service as an alternative to post-pay subscriptions. Prepaid service attracts distinct consumer segments such as the youth market, families, small business customers and other consumers who prefer to pay in advance with popular features that had previously been available only to post-paid users, such as long distance, caller ID, call waiting, voicemail and off-network roaming. At the same time, retaining the benefits of advance payment including no contract, no credit check, no monthly billing and enhanced ability to control spending.

General

We intend to participate in the consolidation process that the paging and wireless messaging industry is likely to undergo. Potential future opportunities would be evaluated on several key operating and financial elements including geographic presence, potential increase in both free and operating cash flow, operating efficiencies and availability of financing. Any potential transaction may result in substantial capital requirements for which additional financing may be required. No assurance can be given that such additional financing would be available on terms satisfactory to us.

Our ability to recover initial operating, selling and marketing costs and to achieve profitability is dependent on the average duration of each customer's subscription period. For as long as a subscriber continues to utilize the service, operating results benefit from the recurring fixed fee payments without the requirement of any incremental selling expenses. Conversely, customer disconnections adversely affect operating results. Each month a percentage of existing customers may have their service terminated for reasons including failure to pay, dissatisfaction with service or coverage limitations, or switching to competing service providers.

We rely upon third parties to provide satellite transmission of wireless messaging services to our subscribers. To the extent there are satellite outages or if satellite coverage is impaired in other ways, our subscribers may experience a loss of service until such time as satellite coverage is restored, which could have a material adverse effect due to customer complaints.

Marketing

We market wireless messaging products and services through our subsidiary, Action Wireless, Inc. which maintains a retail location. Our retail location is available for subscribers to walk in and purchase products and services and employs a direct sales force that targets business and special interest accounts.

Additional marketing efforts include inbound calls that may be generated by yellow page advertisements or advertising campaigns. We plan to market our products thru participation at live special events. We also maintain an Internet site at www.action-wireless.net by which customers may purchase products and services.

Competition

We face intense competition from operators of other larger and more dominant local, regional and national wireless messaging service providers and resellers. Such competition is based upon price, quality and variety of services offered, and the geographic area covered. Some of our competitors possess greater financial, technical and other resources than those available to us and follow a low-price discounting strategy to expand market share.

A number of technologies, including cellular telephone service, personal communications service ("PCS"), enhanced specialized mobile radio, low-speed data networks and mobile satellite services are technological competitors of wireless one- and two-way communications.

We believe that paging will remain one of the lowest cost forms of wireless messaging due to the low-cost infrastructure associated with paging systems, allowing unlimited monthly paging services to be offered at flat monthly rates as much as 90% lower than some time-limited cellular or PCS calling plans.

Future technological developments in the wireless communications industry and the enhancement of current technologies will likely create new products and services that will compete with the products and services we currently offer. At this time, however, we believe that technological advantages of paging devices include superior signal penetration into buildings, basements and other hard to reach areas resulting from the stronger transmitting power and higher-ground location of network transmitters. These characteristics also provide greater coverage area using fewer transmitters than required of cellular or PCS systems covering the same geography. Further, a smaller and more lightweight communications device and longer battery life are viewed as subscriber conveniences that are not matched by currently-available cellular or PCS handsets. Finally, much longer email and other text messages can be sent and received via paging technologies than through cellular or PCS systems, which continue to limit message size.

                       MANAGEMENT DISCUSSION AND ANALYSIS


Overview

We are a reseller of a comprehensive suite of high-quality wireless voice and data communications products and services. We currently have agency agreements in place with a number of carriers such as T-Mobile and metroPCS. These affiliations allow us the opportunity to satisfy a vast array of customer needs. Our customers purchase a variety of products, pricing plans, including national, regional and local rate plans as well as prepaid service plans. Our voice and data offerings are tailored to meet the communications needs of individuals, local and regional businesses. The marketing and distribution plans for our services are further targeted to the specific geographic and demographic characteristics of the south Florida markets.

We expect limited revenues until we raise additional funds and therefore we will continue to operate on a reduced budget until such time. If we are unable to raise additional funds by fiscal year end 2004 we may have to limit our operations to an extent not presently determinable by management. Joseph Hess, our sole officer, director and principal shareholder, has agreed that he will continue to cover the costs for our operations until additional funds become available. Although we have no commitments for capital, other than verbal assurances from Mr. Hess, we may raise additional funds through:

     - public offerings of equity, securities convertible into equity or debt,

     -    private offerings of securities or debt, or

     -    other sources.

Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

                               PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified:

Management has developed specific strategies that are intended to open additional stores, redesign the store, improve inventory management, refocus marketing and advertising efforts and improve the selling culture.

1. Additional store locations. We intend to open additional stores in Palm Beach and Broward Counties of Florida. We currently lease and operate one retail store and plan to open an additional three stores throughout our territory. We will evaluate opportunities for transactions to strategically expand our territory establishing a total of up to 3 retail sales and service centers in markets within our territory during the next 12 months. Our stores will be within a 25-mile radius of our current retail location. We estimate the cost to open each store to be approximately $75,000 per location for a total of $225,000 over the next twelve months. We cannot complete our plan of opening additional stores until such time as we have adequate funding.

2. Redesign Store. We have developed several specific strategies to improve presentation of merchandise assortments for its target customers. Management plans to remodel the store to more effectively allocate selling space, increase selling square footage, improve merchandise presentation and general store appearance and facilitate better customer service. We will remodel the store by the end of the December 2003. The costs to complete the redesign of the store are currently forecasted to cost $1,500.

3. Improve Inventory Management. We have begun to tailor merchandise assortments to its stores and develop more effective partnerships with its vendors. Management believes these actions will increase the merchandise assortments, improve store sales and inventory turnover. We will not incur any direct cost in improving our inventory management. We plan to allocate selling space towards faster turning, higher profit core merchandise categories, which represent the primary merchandise which attracts customers to the store, and away from slower turning, low profit categories. We anticipate that as we continue to add products over the next 12 months, that certain products will begin producing more than others.

4. Refocus Marketing Efforts. We have refocused our marketing efforts to a marketing strategy that is fully integrated with both the merchandising and store operation functions. Additionally, we are pursuing a strategy of marketing primarily to college students in Boca Raton, Florida through the use of targeted marketing programs, signage and advertising. We are redirecting its marketing to provide a more focused image. Our marketing budget is allocated at $5,000 per month for the next twelve months for executing an integrated local marketing strategy that includes advertising in print media and sponsoring important local and regional events. We have a print advertising campaign planned, beginning in the first quarter of 2004 and continuing through 2004, which is designed to bring new qualified visitor/customers directly to the store. We have approached, but not negotiated or contracted with any additional advertisers who we will advertise with during the first quarter of 2004. We seek to provide sponsorships with brand name and product recognition in high profile events, provide a forum for sales and promotional events and enhance our promotional efforts in our territory to increase customer awareness.

5. Improve Store Selling Culture. We are revitalizing our selling culture. This new customer-driven culture focuses on improving productivity by training store personnel and providing an enhanced shopping environment. In order to accomplish these goals, we are recruiting talented store personnel, improving customer service and sales training, and redesigning the compensation structure to align more closely the sales associates' incentives with the customer service goals. We will not incur any direct cost in improving our store selling culture.

Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth. Joseph Hess, our sole officer, director and principal shareholder has agreed to provide financing to us in the future until we are able to receive additional funding.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $243,000. The breakdown is as follows:

Opening additional store locations                             $150,000.00
Store Redesign                                                 $  1,500.00
Legal/Accounting                                               $  7,500.00
Marketing/Advertising                                          $ 60,000.00
General/Administrative                                         $ 24,000.00
Total                                                          $243,000.00

We currently have a total of three employees who work at our current location. We do not expect any significant changes in the number of employees although depending on business we may hire additional sales and marketing employees.
In addition, as part of business plan we intend to open additional store location and as we open new store location we intend to hire additional employees to staff such operations. At this time we have not entered into any agreements or negotiations with sales and marketing employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our advertising and new products to cover our operating expenses.

Capital Resources and Liquidity.

As of September 30, 2003, we had $21,928 in cash. Our general and administrative is expected to average $2,000 per month for the next 12 months.

We have plans to pay a salary of $500 per month to our sole officer for the next
 12 months. We believe that we will have sufficient cash to meet our minimum expenses for the next 12 months but we will be unable to expand on our business unless we are successful in raising additional capital. In addition, we will need to raise additional capital to continue or operations past 12 months, and there is no assurance we will be successful in raising the needed capital.

We will need additional capital to expand or operate our business which could be difficult to obtain. Failure to obtain additional capital may preclude us from taking advantage of future opportunities, growing the business or responding to competitive pressures.

     The amount of capital required will depend on a number of factors, including:

     o    Subscriber growth;
     o The type of wireless messaging devices and services required by customers;
     o    Marketing and sales expenses and o Competitive conditions.

The funds to finance future capital needs are expected to be generated from operations. No assurance can be given that we will be able to generate sufficient cash flow to finance future capital needs. If cash flow from operations is not sufficient, no assurance can be given that additional equity or debt financing will be available when needed on acceptable terms, if at all.

                             DESCRIPTION OF PROPERTY

Our executive offices are located at 423 NE 20th Street, Boca Raton, Florida 33431. We sublease such space from Wireless, LLC for $1,500, Joseph Hess, our sole officer and director is the sole shareholder of Wireless, LLC. We believe that this space if adequate to operate our current business. We intend to open additional stores in Palm Beach and Broward Counties of Florida.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use space at 423 NE 20th Street, Boca raton, Florida 33431. We sublease such space from Wireless, LLC for $1,500, Joseph Hess, our sole officer and director is the sole shareholder of Wireless, LLC.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 39 registered shareholders.

Rule 144 Shares

As of this date there are shares of our common stock are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 4, 2004, 27,000,000 shares owned by Mr. Hess will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 22, 2004, an additional 2,400,000 shares held by Mr. Hess and the 600,000 shares held by William Gundlach will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After August 2004, the 146,250 shares held by the shareholder who purchased their shares in the offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After September 2004, the 30,000 shares held by Anslow & Jaclin, LLP will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 301,176 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until October 28, 2003.

ANNUAL COMPENSATION LONG TERM COMPENSATION


                        ANNUAL COMPENSATION                                         LONG TERM COMPENSATION
                                                                   RESTRICTED OPTION
                                                   OTHER ANNUAL    STOCKS/PAYOUTS       SARS          LTIP      ALL OTHER
NAME             TITLE       YEAR  SALARY   BONUS  COMPENSATION        AWARDED          ($)      COMPENSATION   COMPENSATION
----             -----       ----  ------   -----  ------------        -------          ---      ------------   ------------
Joseph Hess  President
             Secretary
             and Treasurer   2003    $0       0        0              0                 0             0              0

None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our sole director serving on our Board of Directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Joseph Hess, our CEO, CFO, president, secretary and treasurer. Notwithstanding same, we have agreed to pay Mr. Hess $500 per month commencing September 2003. Mr. Hess spends approximately 50% of her time working for us.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                    WIRELESS HOLDINGS, INC. AND SUBSIDIARIES

                            FINANCIAL STATEMENTS AND
                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                           DECEMBER 31, 2002 AND 2001

                                       AND

            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED)

                    WIRELESS HOLDINGS, INC. AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                 For the years ended December 31, 2002 and 2001

                                       and

            For the nine months ended September 30, 2003 (Unaudited)



                          INDEX TO FINANCIAL STATEMENTS









                                                                          Page
                                                                       ---------
Report of Independent Certified Public Accountants....................      2
Balance Sheets........................................................      3
Statements of Operations and Accumulated Deficit......................      4
Statements of Cash Flows..............................................      5
Notes to the Financial Statements.....................................      6-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





To the Stockholders
WIRELESS HOLDINGS, INC. AND SUBSIDIARIES


We have audited the accompanying balance sheets of WIRELESS HOLDINGS, INC. AND SUBSIDIARIES (the "Company") as of December 31, 2002 and 2001 and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Action Wireless, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


Jewett, Schwartz, & Associates
September 18, 2003


WIRELESS HOLDINGS, INC. AND SUBSIDIARIES

BALANCE SHEETS

ASSETS

                                                                         December 31,          September 30,
                                                                   2002            2001            2003
                                                                 --------        --------        --------
                                                                                               (Unaudited)
CURRENT ASSETS
Cash                                                             $  1,694        $     --        $ 21,928
Accounts receivable                                                    --              --           7,955
Inventory                                                           2,409           4,760           4,435
Prepaid expenses                                                       --              --           4,500

TOTAL CURRENT ASSETS                                                4,103           4,760          38,818

PROPERTY AND EQUIPMENT, net                                            84             118           5,084

OTHER ASSETS
Intangible assets, net                                                 --           6,946          13,500
Security deposits                                                      --              --           3,665

TOTAL OTHER ASSETS                                                     --           6,946          17,165

                                                                 --------        --------        --------
TOTAL ASSETS                                                     $  4,187        $ 11,824        $ 61,067
                                                                 ========        ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and other current liabilities                   $    463        $  1,620        $  7,963

TOTAL CURRENT LIABILITIES                                             463           1,620           7,963

STOCKHOLDER LOAN                                                                                   15,325

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 100,000,000
shares authorized, 2,400,000 shares issued and
outstanding at December 31, 2002 and 2001;
30,131,250 shares issued and outstanding
at September 30, 2003 (Unaudited)                                   2,400           2,400          30,131
Additional paid in capital                                         11,176          11,176          22,195
Accumulated deficit                                                (9,852)         (3,372)        (14,547)
                                                                 --------        --------        --------
TOTAL STOCKHOLDERS' EQUITY                                          3,724          10,204          37,779
                                                                 --------        --------        --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                             $  4,187        $ 11,824        $ 61,067
                                                                 ========        ========        ========



See accompanying auditors' report and notes to the financial statements.


WIRELESS HOLDINGS, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT



                                                                                            For the nine
                                                                                            months ended
                                               For the years ended December 31,             September 30,
                                               2002                    2001                    2003
                                             --------                --------                --------
                                                                                            (Unaudited)
Revenues, net                                $ 67,712                $ 90,440                $ 28,085

Cost of sales                                 (31,851)                (43,605)                (16,136)
                                             --------                --------                --------

GROSS PROFIT                                   35,861                  46,835                  11,949

Operating expenses                            (25,593)                (44,530)                (16,644)
                                             --------                --------                --------

INCOME FROM OPERATIONS                         10,268                   2,305                  (4,695)

OTHER EXPENSES
Depreciation expense                              (34)                    (47)                     --
Amortization expense                               --                    (508)                     --
Impairment of goodwill                         (6,946)                     --                      --
                                             --------                --------                --------

NET INCOME                                      3,288                   1,750                  (4,695)

ACCUMULATED DEFICIT, beginning                 (3,372)                 (5,122)                 (9,852)

Distributions                                  (9,768)                     --                      --
                                             --------                --------                --------

ACCUMULATED DEFICIT, ending                  $ (9,852)               $ (3,372)               $(14,547)
                                             ========                ========                ========







    See accompanying auditors' report and notes to the financial statements.


WIRELESS HOLDINGS, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS


                                                                                                For the nine
                                                                                                 months ended
                                                    For the year ended December 31,              September 30,
                                                     2002                    2001                    2003
                                                   --------                --------                --------
                                                                                                 (Unaudited)
Cash Flows From Operating Activities
Net income                                         $  3,288                $  1,750                $ (4,695)
Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation and amortization                         6,980                     555                      --
Decrease (increase) in accounts receivable               --                      --                  (7,955)
Decrease (increase) in inventory                      2,351                    (973)                 (2,026)
Decrease (increase) in prepaid expenses                  --                      --                  (4,500)
Decrease (increase) in security deposits                 --                      --                  (3,665)
(Decrease) increase in accounts payable              (1,189)                  1,189                   7,500
Increase in sales tax payable                            32                     431                      --
                                                   --------                --------                --------

Total adjustments                                     8,174                   1,202                 (10,646)
                                                   --------                --------                --------

Net Cash Provided by Operating Activities            11,462                   2,952                 (15,341)

Net Cash Provided (Used) by Investing Activities
Purchase of fixed assets                                 --                      --                  (5,000)
Purchase of intangible asset                             --                      --                 (13,500)
                                                   --------                --------                --------

Net Cash Provided by Investing Activities                --                      --                 (18,500)

Cash Flows From Financing Activities
Loan repayments                                          --                  (4,431)                     --
Distribution to stockholders                         (9,768)                     --                      --
Loan from stockholder                                    --                      --                  15,325
Additional paid in capital                               --                      --                  38,750
                                                   --------                --------                --------

Net Cash Used by Financing Activities                (9,768)                 (4,431)                 54,075
                                                   --------                --------                --------

NET INCREASE (DECREASE) IN CASH                       1,694                  (1,479)                 20,234

CASH AT BEGINNING OF THE YEAR                            --                   1,479                   1,694
                                                   --------                --------                --------

CASH AT END OF THE YEAR                            $  1,694                $     --                $ 21,928
                                                   ========                ========                ========






    See accompanying auditors' report and notes to the financial statements.

                    WIRELESS HOLDINGS, INC. AND SUBSIDIARIES


                        Notes to the Financial Statements


                 For the years ended December 31, 2002 and 2001


                And for the Nine Months Ended September 30, 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity
-----------------

Action Wireless, Inc., a wholly-owned subsidiary of Wireless Holdings, Inc., whose main services include the sales and distribution of traditional paging systems that provide one-way wireless messaging services to numeric and alphanumeric paging devices and cellular telephone devices to business and individuals primarily located in South Florida.


Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of Wireless Holdings, Inc. and its wholly-owned subsidiary, Action Wireless, Inc., collectively referred to as "the Companies" unless otherwise indicated by the context). All intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash on hand and amounts due from banks with original maturities of three months or less.

Inventories
-----------

Inventories, which consist of pagers, beepers, telephone and cellular phones, are stated at the lower of cost or market determined using the first-in, first-out ("FIFO") cost method.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
----------------------

Equipment is recorded at cost and depreciated using accelerated methods, over the estimated useful life of the asset, which is seven years. Maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized.

                    WIRELESS HOLDINGS, INC. AND SUBSIDIARIES

                        Notes to the Financial Statements

                 For the years ended December 31, 2002 and 2001

                And for the Nine Months Ended September 30, 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Asset
----------------

Intangible assets consist of goodwill acquired prior to July 1, 2001 and are amortized on a straight-line basis over its estimated useful life. The estimate was based on the facts and circumstances surrounding the acquisition, not to exceed twenty years. The Company has reviewed the carrying value of goodwill and determined the unamortized balance, of $6,946, as of December 31, 2001 to be unrealizable. Therefore, the remaining balance has been expensed for the December 31, 2002 year end. Amortization expense was $508 and $6,946 in 2001 and 2002, respectively.

Income Taxes
------------

The Shareholders of Action Wireless, Inc. elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the stockholders of the Company are responsible for taxes on the Company's income in their individual income tax returns. Accordingly, no provision or liability for income taxes is reflected in the accompanying financial statements through December 31, 2002.

Pursuant to the change in capital structure and share exchange agreement further described in Note D, the shareholders of Action Wireless elected to revoke the Subchapter S status to be effective January 1, 2003.

Revenue Recognition
-------------------

Revenues from equipment and accessories are recognized at the point of sale. Paging service is provided to customers on a month to month basis. Contractually payments required each month in advance of receiving service. Revenues, from paging services, are recognized upon providing such services to its customers, in accordance with the guidelines provided by SAB 101. At December 31, 2002 and 2001, the Company has not recognized any deferred revenues resulting from advanced payments received by its customers.

Advertising
-----------

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2002 and 2001 were $2,782 and $7,232, respectively.

Recent Accounting Pronouncements:
---------------------------------

The Financial Accounting Standards Board has recently issued several new accounting pronouncements which may apply to the Company.

                    WIRELESS HOLDINGS, INC. AND SUBSIDIARIES

                        Notes to the Financial Statements

                 For the years ended December 31, 2002 and 2001

                And for the Nine Months Ended September 30, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Statement No. 141 "Business Combinations" establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 142 "Goodwill and Other Intangible Assets" provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 142 on January 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supercedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than

                    WIRELESS HOLDINGS, INC. AND SUBSIDIARIES

                        Notes to the Financial Statements

                 For the years ended December 31, 2002 and 2001

                And for the Nine Months Ended September 30, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

strictly a business segment as defined in SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 on January 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," updates, clarifies, and simplifies existing accounting pronouncements. Statement No. 145 rescinds Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Opinion 30 will now be used to classify those gains and losses. Statement 64 amended Statement 4, and is no longer necessary because Statement 4 has been rescinded. Statement 44 was issued to establish accounting requirements for the effects of transition to the provisions of the motor Carrier Act of 1980.

Because the transaction has been completed, Statement 44 is no longer necessary. Statement 145 amends Statement 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with FASB's goal requiring similar accounting treatment for transaction that have similar economic effects. This statement is effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 146, "Accounting for Exit or Disposal Activities" ("SFAS 146") addresses the recognition, measurement, and reporting of cost that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Cost Incurred in a Restructuring)," cost related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated - nullifying the guidance under EITF 94-3. Under SFAS 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS 146 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

                    WIRELESS HOLDINGS, INC. AND SUBSIDIARIES

                        Notes to the Financial Statements

                 For the years ended December 31, 2002 and 2001

                And for the Nine Months Ended September 30, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Statement No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", amends FASB Statement No. 123, "Accounting for Stock-Based Compensation." In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, Statement 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, Statement 148 amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The Statement also improves the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements. In the past, companies were required to make pro forma disclosures only in annual financial statements. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

The Company adopted the disclosure provisions of Statement 148 for the year ended December 31, 2002, but will continue to use the method under APB 25 in accounting for stock options. The adoption of the disclosure provisions of Statement 148 did not have a material impact on the Company's financial position, results of operations or liquidity.

NOTE B - EQUIPMENT

Equipment consists of the following at December 31:

                                                 2002           2001
                                               -------        -------
       Equipment                               $   193        $   193
          Less: accumulated depreciation          (109)           (75)
                                               -------        -------

                                               $    84        $   118
                                               =======        =======

NOTE C - INTANGIBLE ASSET Intangible assets consist of the following:

                                                  2002           2001
                                               -------        -------
       Goodwill                                $ 7,623        $ 7,623
         Less: accumulated amortization           (677)          (677)
         Less: impairment of goodwill           (6,946)            --
                                               -------        -------

                                               $     0        $ 6,946
                                               =======        =======

                    WIRELESS HOLDINGS, INC. AND SUBSIDIARIES

                        Notes to the Financial Statements

                 For the years ended December 31, 2002 and 2001

                And for the Nine Months Ended September 30, 2003

NOTE D - SUBSEQUENT EVENTS

Sale of the Company
-------------------

In May, 2003, the sole stockholder of the Company sold 100% of the stock of the Company to an individual for $15,000. The purchase price included all of the assets, contracts, and vendor obligations that existed as of April 30, 2003.

Change in Capital Structure
---------------------------

In May, 2003, the Company filed Articles of Amendment to Articles of Incorporation of Action Wireless, Inc. thereby amending the capital structure of the Company to allow for a maximum of 1,000,000 shares of Common Stock at a par value of $.001 per share.

Forward Split
-------------

On May 22, 2003 the Board of Directors of the Company authorized a 1600 to 1 forward split of the Company's issued and outstanding common shares that resulted in 800,000 shares issued and outstanding.

Sales of Stock
--------------

On May 30, 2003 the Action Wireless sold 200,000 shares of its common stock for $.10 per share.

Wireless Holdings sold an aggregate of 10,043,750 shares of its common stock for an aggregate amount of $18,750.

Share Exchange Agreement
------------------------

Effective June 22, 2003 in connection with a Stock Purchase Agreement and Share Exchange with Wireless Holdings, Inc. ("Holdings"), the Company became a wholly owned subsidiary of Holdings for the issuance of 1,000,000 shares of Holdings common stock to the shareholders of Action Wireless, Inc.

Asset Purchase
--------------

On September 3, 2003, the Company purchased assets, in the amount of $18,500, from Progressive Cellular Incorporated. The asset purchase consisted of furniture, fixtures, office equipment, lease rights to the premises and the website with its domain name.

Forward Split
-------------

On September 30, 2003 the Board of Directors of the Company authorized a 3 to 1 forward split of the Company's issued and outstanding common shares that resulted in 30,131,250 shares issued and outstanding.

                             WIRELESS HOLDINGS, INC.

                           226,250 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 October , 2003

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS II-1

Section 607.0850 of the Florida Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission           $                  4.16
registration fee
Federal Taxes                                $                     0
State Taxes and Fees                         $                     0
Transfer Agent Fees                          $              5,000.00
Accounting fees and expenses                 $              5,000.00
Legal fees and expenses                      $             10,000.00
Blue Sky fees and expenses                   $                     0
Miscellaneous                                $                     0
Total                                        $             20,004.16

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

Wireless Holdings, Inc. was incorporated in the State of Florida on June 4, 2003 and 9,000,000 shares were issued to Joseph Hess in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares were issued to Shelley Simmons as founders shares as compensation for payment of cash in the amount of $9,000.00 based on the par value of the stock. On June 22, 2003, we issued a total of 1,000,000 shares of our common stock to Joseph Hess and William Gundlach in the following manner: 800,000 shares to Joseph Hess and 200,000 shares to William Gundlach. Such shares were issued pursuant to the Stock Purchase Agreement and Share Exchange between us and Action Wireless, Inc. and were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. On September 1, 2003, our directors and shareholders approved a 3-1 forward split of our outstanding common shares increasing the amount of shares owned by Joseph Hess to 29,400,000 shares and the amount of shares owned by William Gundlach to 600,000 shares.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Hess and Mr. Gundlach had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In August 2003, we issued a total of 48,750 shares of our common stock to 36 shareholders at a price per share of $.20 for an aggregate offering price of $9,750. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. On September 1, 2003, our directors and shareholders approved a 3-1 forward split of our outstanding common shares increasing the amount of shares owned by these investors to 146,250. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Lester Glaser                             1000
Richard Glaser                            1000
Alexander Lichtman                        1250
Max Lichtman                              1250
Scott Shiffman                            1000
Frank Greenerg                            1000
Victor Rones                              1000
Robert Gordon                             1000
Scott W. Costin                           1000
Harris Millman                            1000
Kenneth Greenberg                         2500
Nancy Greenberg                           2500
Shirley Ryan                              1000
Charles W. Randall                        1000
Beverley A. Black                         1000
Kevin F. Feldman                          2500
April Gorndt                              1500
Robert F. Foltz                           2500
Jim Janik                                  500
Sharon B Verea                             500
Paul Hundredmark                           500
Andrea L. Hundredmark                      500

Brian P. Smith                            1250
Brandon Miller                            1000
Hattie Harvey                              500
Michael W. Haber                           500
Kristen M. Kupfer                          500
June B Hess                                500
F. Houston Galloway                        500
 & Cathy R. Botkin
Jeffrey L. Shaffer                        1000
Michael L. Mannix                         1000
Chad C. Kelley                            2500
Jada Sims Kelley                          2500
S. A. Kelley                              2500
Lenore J &                                5000
Earl J Cantin
Richard Rosser                            2500

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------
3.1                      Articles of Incorporation and Amendments
3.2                      By-Laws
5.1                      Opinion of Anslow & Jaclin, LLP
10.1                     Stock Purchase Agreement and Share Exchange
21                       Subsidiaries
23.1                     Consent of Jewett Schwartz & Associates

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fort Lauderdale, State of Florida on October 28, 2003.



                     By:  /s/ Joseph Hess
                     ---------------------------------
                     JOSEPH HESS
                     President, Chief Executive Officer and
                     Chief Financial Officer


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Joseph Hess, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



By: /s/ Joseph Hess       President, Chief Executive Officer   Dated: October 28, 2003
------------------------  and Chief Financial Officer
        Joseph Hess